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                                                                   Exhibit 10(a)

[Letterhead of Sutherland Asbill & Brennan LLP]


                                 April 28, 2004


State Farm Life Insurance Company
One State Farm Plaza
Bloomington, Illinois 61710-0001

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 11 to the registration statement on Form N-4 for State Farm Life Insurance Company Variable Annuity Separate Account (File No. 333-19189). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                             Sincerely,

                                             SUTHERLAND ASBILL & BRENNAN LLP


                                             By: /s/ W. Thomas Conner
                                                -------------------------------
                                                W. Thomas Conner, Esq.